        As filed with the Securities and Exchange Commission on October 11, 2001
                                                      Registration No. 333-71711
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                          CENTAUR PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                     77-0304313
    (State or Other Jurisdiction                         (I.R.S. Employer
  of Incorporation or Organization)                     Identification No.)

                               1220 Memorex Drive
                          Santa Clara, California 95050
          (Address of Principal Executive Offices, including Zip Code)

                           1993 Equity Incentive Plan
                           1998 Equity Incentive Plan
                        1998 Directors Stock Option Plan
                            (Full title of the plan)

                                   Lucy O. Day
                             Chief Financial Officer
                          Centaur Pharmaceuticals, Inc.
                               1220 Memorex Drive
                          Santa Clara, California 95050
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                              Barry J. Kramer, Esq.
                                Stuart Teng, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE
                                ----------------

     On August 1, 2001, Centaur Pharmaceuticals, Inc., a Delaware corporation, filed a Suspension of Duty to File Reports on Form 15 with the Securities and Exchange Commission.

     In accordance with the undertakings contained in the Registration Statement on Form S-8 (Registration No. 333-71711), the registrant hereby terminates the effectiveness of such Registration Statement and deregisters all of the securities originally registered thereby which remain available for issuance as of August 1, 2001.

ITEM 8.   EXHIBITS.

Exhibit
Number            Exhibit Title
-------           -------------
24.01             Power of Attorney (see below)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 11th day of October 2001.

                           CENTAUR PHARMACEUTICALS, INC.

                           By: /s/ Lucy O. Day
                              -----------------------------------------
                               Lucy O. Day
                               Chief Financial Officer, Treasurer and Secretary


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Paul L. Wood and Lucy O. Day, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 and/or this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                         Title                      Date
         ---------                         -----                      ----

Principal Executive Officer:

   /s/ Paul L. Wood               President, Chief Executive    October 11, 2001
-----------------------------     Officer and Director
       Paul L. Wood

Principal Financial and
Accounting Officer:

   /s/ Lucy O. Day                Chief Financial Officer,      October 11, 2001
-----------------------------     Treasurer and Secretary
       Lucy O. Day

Additional Directors:

   /s/ Richard L. Dunning         Director                      October 11, 2001
-----------------------------
       Richard L. Dunning

   /s/ Steinar J. Engelsen        Director                      October 11, 2001
-----------------------------
       Steinar J. Engelsen

   /s/ Charles R. Engles          Director                      October 11, 2001
-----------------------------
       Charles R. Engles

   /s/ Robert A. Floyd            Director                      October 11, 2001
-----------------------------
       Robert A. Floyd

   /s/ Craig A.T. Jones           Director                      October 11, 2001
-----------------------------
       Craig A.T. Jones

   /s/ Selvi Vescovi              Director                      October 11, 2001
-----------------------------
       Selvi Vescovi